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                                                                    EXHIBIT 10.1



                        INVESTMENT RESTRUCTURE AGREEMENT

        THIS INVESTMENT RESTRUCTURE AGREEMENT (this "Agreement"), dated as of March 16, 2001, is entered into by and between Western Water Company, a Delaware corporation ("Western Water"), on the one hand, and Sociedad General de Aguas de Barcelona, a Spanish corporation ("Agbar"), and Interagua, Servicios Integrales del Agua, S.A., a Spanish corporation and an affiliate of Agbar ("Interagua"), on the other.

                                    RECITALS

        A. On October 13, 1998, Western Water entered into that certain Strategic Relationship Agreement (the "SRA") with Agbar to sell to Agbar, or to an affiliate of Agbar, $10,000,000 of Western Water's Series D Convertible Redeemable Preferred Stock, par value $.001 per share ("Series D Preferred"), at a cash purchase price of $1,000 per share;

        B. In accordance with the terms of the SRA, Agbar assigned its rights to purchase the Series D Preferred to Interagua, and on October 27, 1998 Interagua purchased 10,000 shares of the Series D Preferred for an aggregate cash purchase price of $10,000,000; and

        C. Western Water, Agbar and Interagua desire to restructure the investment of Interagua in Western Water, to terminate the SRA, and to enter into a new on-going operating arrangement.

        NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.

                           SHARE EXCHANGE; TERMINATION

        Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained herein, Western Water, Agbar and Interagua hereby agree to restructure the equity investment of Interagua in Western Water and to enter into a new contractual arrangement between the parties, all as follows:

        1.1. Cancellation of Series D Preferred. Concurrently with the execution of this Agreement, Interagua is delivering to Western Water for cancellation stock certificate No. 1, representing all of the 10,000 issued and outstanding shares of Series D Preferred owned by Interagua. The stock certificate has been duly endorsed for cancellation by Interagua in a manner satisfactory to Western Water. Western Water hereby acknowledges receipt of certificate No. 1 and agrees to cancel all of the shares represented by certificate No. 1.

        1.2. Issuance of Series F Preferred and Common Stock. Concurrently with the execution of this Agreement, Western Water is delivering to Interagua 2,000 shares of its new Series F Convertible Redeemable Preferred Stock (the "Series F Preferred") and 175,000 shares of Western Water's common stock. The new shares of Series F Preferred have a $1,000 per



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share stated value, a $5.60 per share conversion price, and such other rights, preferences and privileges as are set forth in the "Certificate of Designations--Series F Convertible Redeemable Preferred Stock," a certified copy of which is attached hereto as Exhibit A. (The 2,000 shares of Series F Preferred and the 175,000 shares of Common Stock issued to Interagua hereunder are hereinafter sometimes collectively referred to as the "Shares.") Western Water covenants and agrees that any shares of Preferred Stock issued in exchange for Series C Preferred Stock or Series D Preferred Stock will not rank senior to or prior to the Series F Preferred Stock with respect to payments of dividends, redemption payments or rights on liquidation.

        1.3. Cash Payment. As payment for $187,500 of accrued dividends and for any additional accrued and unpaid dividends that Western Water may owe Interagua under the terms of the Series D Preferred through the date of this Agreement, and as additional consideration for the agreements made by Agbar and Interagua hereunder, concurrently with the execution and delivery of this Agreement, Western Water is hereby delivering to Interagua $4,041,143 by wire transfer.

        1.4. Termination and Cancellation of SRA. Agbar, Interagua and Western Water hereby agree that, effective as of the date of this Agreement, the SRA is hereby terminated and cancelled, and that all rights, obligations and liabilities of the parties thereto are hereby terminated and forgiven. The parties hereto agree to execute any and all additional documents either party hereafter reasonably requests to evidence the termination of the SRA.

        1.5. Business Development Agreement. Western Water and Agbar hereby agree to jointly pursue certain water-related business opportunities in the U.S. water service industry that both find attractive. In order to induce Western Water to agree to this business development arrangement, Agbar hereby represents and warrants to Western Water that it intends to pursue water infrastructure development opportunities, water utilities acquisitions and municipal water and wastewater privatization business opportunities in the United States (the "Water Business Opportunity"), and that it has the capability to do so. Accordingly, in the event that Western Water becomes aware of a Water Business Opportunity that it is interested in pursuing in joint venture, Western Water shall provide Agbar with written notice of the Water Business Opportunity, which notice shall include a brief summary of the Water Business Opportunity including a description of the project, the potential business opportunity associated with the project and the estimated costs related to the realization of such opportunity. Western Water will remain available to answer reasonable requests for additional information from Agbar. In the event that Agbar is interested in pursuing the Water Business Opportunity with Western Water, Agbar shall notify Western Water in writing of its interest within twenty-one (21) calendar days of its receipt of Western Water's initial notice. If Agbar either declines the Water Business Opportunity or fails to respond to Western Water's notice within the foregoing twenty-one -day (21-day) period, Western Water may thereafter pursue that Water Business Opportunity for its own account, or in joint venture with other entities, without any further obligation to Agbar. If Agbar timely notifies Western Water of its interest in jointly developing any Water Business Opportunity that Western Water has identified, Agbar and Western Water shall thereafter, in good faith, promptly negotiate the terms of an agreement (a "Water Agreement") that allocates all of the benefits and obligations related Water Business Opportunity amongst the parties, including the manner in which the Water Business Opportunity shall be acquired, developed,



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financed, operated and shared among the parties. Both Agbar and Western Water may incur expenses related to the Water Business Opportunity during the period of time commencing with Western Water's receipt of notice from Agbar that it intends to participate in a Water Business Opportunity. The parties agree that Western Water's obligation to include Agbar in any such Water Business Opportunity is contingent upon Agbar's agreement to devote appropriate time and resources to developing the Water Business Opportunity, and that Western Water shall not be required to commit resources to develop such Water Business Opportunity without an affirmative commitment by Agbar to devote appropriate time and resources to such development.

        1.6. Retention of Employees. Pursuant to provisions of the SRA, Western Water hired and undertook the training of Richard Onses and Ramon Garcia, both of whom remain in exodus employees of Agbar. Prior to the date of this Agreement, Agbar and Western Water instituted a cost sharing arrangement related to such relocation, expatriate support and employment of Messrs. Onses and Garcia. As part of the transactions effected by this Agreement, Agbar hereby agrees that Western Water will have the right, but not the obligation, to continue the employment of Messrs. Onses and Garcia, on terms mutually acceptable to each of them and Western Water, through December 31, 2002. Western Water shall have the right to terminate the employment of either or both of Messrs. Onses and Garcia upon (ninety) 90 days' written notice to the affected employee and to Agbar. Each of Messrs. Onses and Garcia shall have the right to terminate his employment by Western Water upon 90 (ninety) days' written notice to Western Water and to Agbar. Agbar agrees that it will not solicit or encourage either Mr. Onses or Mr. Garcia to terminate his employment with Western Water. Agbar represents that it has binding agreements with Messrs. Onses and Garcia to provide Messrs. Onses and Garcia full-time, permanent employment within Agbar at appropriate levels of responsibility and remuneration and to pay their reasonable relocation expenses. Agbar agrees to credit the time of employment with Western Water of Messrs. Onses and Garcia as part of their dates of credited service within the Agbar group of companies. Agbar further agrees to continue to make Tesoreria de la Seguridad Social TC2 payments on behalf of Messrs. Onses and Garcia during the time of their employment with Western Water so as to maintain their retirement, term of service and other long-term employment benefits within the Spanish Retirement System. Commencing as of January 1, 2001 through the end of their respective periods of employment with Western Water, Agbar hereby agrees to reimburse Western Water for 25% of all of the payroll expenses (consisting primarily of salary, payroll taxes and benefits other than expatriate expenses or benefits, such as housing allowances, automobile expense, tax neutralization and tuition reimbursement) incurred in connection with Western Water's employment of Messrs. Onses and Garcia during calendar year 2001 and 15% of all of the payroll expenses (consisting primarily of salary, payroll taxes and benefits other than expatriate expenses or benefits) incurred in connection with Western Water's employment of Messrs. Onses and Garcia during calendar year 2002. Such reimbursement shall be made monthly within 15 days of presentation to Agbar of a proper invoice by Western Water.

        1.7. Payment of Outstanding Fee. As payment in full for all accrued and unpaid invoices owing by Agbar to Western Water through the date of this Agreement, concurrently with the execution and delivery of this Agreement, Agbar is delivering to Western Water a total of U.S. $204,782 by wire transfer.



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                                   ARTICLE 2.

              REPRESENTATIONS AND WARRANTIES OF INTERAGUA AND AGBAR

        To induce Western Water to execute, deliver and perform this Agreement, Agbar and Interagua hereby jointly and severally represent and warrant to Western Water as follows:

        2.1. Authority Relative to this Agreement. This Agreement has been duly authorized by all necessary action on the part of Agbar and Interagua and has been duly executed and delivered by each of Agbar and Interagua, and is a valid and binding agreement of each them, enforceable in accordance with its terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any of the shares Series D Preferred that Interagua is hereby delivering to Western Water for cancellation.

        2.2. Title to the Shares of Series D Preferred. Interagua owns, of record and beneficially, all 10,000 shares of Series D Preferred represented by stock certificate No. 1, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature. No individual, corporation, entity or person has any claim or interest in, to, or against any of the shares of Series D Preferred represented by certificate No. 1 and owned by Interagua.

        2.3. Investment Intent. Interagua is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Interagua understands that the issuance of the Shares has not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of Interagua's investment intent and the accuracy of Interagua's representations as expressed herein. Interagua is an "accredited investor" as that term is defined in the rules and regulations promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made in the Shares.

        2.4. Rule 144. Interagua acknowledges that (i) the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available, and (ii) it is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited public resale of securities purchased in a private placement only upon the satisfaction of certain conditions.

        2.5. Restrictions on Transfer; Restrictive Legends. Interagua understands that the transfer of the Shares is restricted by applicable state and U.S. federal securities laws, and that the certificates evidencing the Shares have been imprinted with the following (or substantially equivalent) legend restricting transfer except in compliance therewith:



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        THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT
        BE TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (ii) IN THE OPINION OF COUNSEL IN
        FORM AND SUBSTANCE SATISFACTORY TO WESTERN WATER, AN EXEMPTION UNDER THE SECURITIES ACT AND FROM ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

The legend set forth above shall be removed by Western Water from the aforementioned securities upon delivery to Western Water of an opinion by counsel, reasonably satisfactory to Western Water, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Western Water issued the Shares.

        2.6. Information. Interagua has been furnished with all materials that it has requested relating to the business, finances and operations of Western Water and materials relating to the Shares, and has been afforded the opportunity to ask questions of the principals of Western Water. Interagua understands that an investment in the Shares involves a high degree of risk and that it has received such accounting, legal and tax advice as it deems necessary to make an informed investment decision with respect to its cancellation of the Series D Preferred and its acquisition of the Shares.

                                   ARTICLE 3.

                 REPRESENTATIONS AND WARRANTIES OF WESTERN WATER

        To induce Agbar and Interagua to execute, deliver and perform this Agreement, Western Water hereby represents and warrants to each of Agbar and Interagua as follows:

        3.1. Organization. Western Water is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware with the power and authority to conduct its business as it is now being conducted and to own and lease its properties and assets.

        3.2. Authorization; Enforcement; Compliance with Other Laws. Western Water has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares in accordance with the terms of this Agreement. The execution and delivery of this Agreement by Western Water and the consummation by it of the transactions contemplated hereby, including without limitation the issuance of the Shares, has been duly authorized by Western Water's Board of Directors and no further consent or authorization is required by Western Water, its Board of Directors or its stockholders. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or result in a breach of the terms, conditions or provisions of or constitute a default under any agreement to which Western Water is a party. This Agreement has been duly executed and delivered by Western Water and constitutes the valid and binding obligation of Western Water,



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enforceable against Western Water in accordance with its terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

        3.3. Validity of Issuance. Upon the issuance of the Shares in accordance with the terms of this Agreement, the Shares shall be (i) validly issued, fully paid and non-assessable; (ii) free from all taxes or liens; and (iii) Interagua will be entitled to all rights accorded to a holder of such Shares.

        3.4. Exempt Transaction. The issuance of the Shares hereunder shall constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act and the qualification or registration requirements of any applicable state securities laws.

                                   ARTICLE 4.

                                  MISCELLANEOUS

        4.1. Survival of Representations, Warranties. Each of the representations, warranties, agreements, covenants and obligations herein is material and shall be deemed to have been relied upon by the other party or parties and shall survive after the date hereof and shall not merge in the performance of any obligation by any party hereto.

        4.2. Entire Agreement. This Agreement, and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby, constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements with respect to the subject matter hereof.

        4.3. Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

        4.4. Amendments and Waivers. No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party. A waiver on one occasion shall not be construed as a waiver of any right on any future occasion. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

        4.5. Severability. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature.

        4.6. Attorney's Fees. Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or



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for a declaration of such party's rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including reasonable attorneys' fees for the services rendered to such prevailing party.

        4.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

        4.8. Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

        4.9. Expenses. Except as specifically provided herein, each of Agbar, Interagua and Western Water shall pay all of its own costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants, and counsel.

        4.10. Notices. All notices, requests, demands, claims, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: when received, if personally delivered; when transmitted, if transmitted by telecopy, electronic or digital transmission method; five business days after such notice, request, demand claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

        if to Agbar, to:

        Sociedad General de Aguas de Barcelona, S.A.
        Diputacion 353
        08009 Barcelona, Spain
        Fax:   34-93-342-2682

        if to Interagua, to:

        Interagua, Servicios Integrales del Agua, S.A.
        Diputacion 353
        08009 Barcelona, Spain
        Fax:  34-93-245 0642

        if to Western Water, to:

        102 Washington Avenue
        Point Richmond, CA  94801
        Fax:  (510) 307-7863



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Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

        4.11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California without giving effect to the principles of choice of law thereof.

        4.12. Arbitration. Any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration. The arbitration shall be in conformity with and subject to the then-applicable rules and procedures of the American Arbitration Association or, at the election of the demanding party, any other form of "alternative dispute resolution" procedure generally recognized in the State of California; e.g., a reference pursuant to California Code of Civil Procedure ("Code") Section 638 or reliance upon Section 1280 et. seq. of the Code. All parties agree to be (1) subject to the jurisdiction and venue of the arbitration in the County of Contra Costa State of California, (2) bound by the decision of the arbitrator as the final decision with respect to the dispute and (3) subject to the jurisdiction of the Superior Court of the State of California for the purpose of confirmation and enforcement of any award.


        IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first indicated above.


INTERAGUA, SERVICIOS INTEGRALES              WESTERN WATER COMPANY,
DEL AGUA, S.A., a Spanish                    a Delaware corporation
corporation


By: /s/ MANUEL NAVARRO                       By: /s/ WILLIAM T. GOCHNAUER
   --------------------------------             --------------------------------
     Name: Manuel Navarro                         Name: William T. Gochnauer
     Title: Director General                      Title: Senior Vice President &
                                                         Chief Financial Officer

SOCIEDAD GENERAL DE AGUAS DE
BARCELONA, a Spanish corporation


By: /s/ JUAN RAS
   --------------------------------
     Name: Juan Ras
     Title: Director General



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